AGREEMENT

          AGREEMENT dated as of November 16, 2000 between George R. Schonath, the Schonath Family Partnership, a limited partnership and the InvestorsBancorp, Inc. Employees' 401(k) Retirement Plan.

          WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

          NOW, THEREFORE, the undersigned hereby agree as follows:

          1. The Schedule 13D with respect to InvestorsBancorp, Inc., to which this is attached as Exhibit 1, is filed on behalf of George R. Schonath, the Schonath Family Partnership and the InvestorsBancorp, Inc. Employees' 401(k) Retirement Plan.

          2. Each of George R. Schonath, the Schonath Family Partnership and the InvestorsBancorp, Inc. Employees' 401(k) Retirement Plan is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.

          IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.



                                        /s/ George R. Schonath
                                        ---------------------------------------
                                        George R. Schonath


                                        SCHONATH FAMILY PARTNERSHIP,
                                           a limited partnership


                                        By: /s/ George R. Schonath
                                           ------------------------------------
                                           George R. Schonath
                                           Managing General Partner


                                        INVESTORSBANCORP, INC.
                                        EMPLOYEES' 401(k) RETIREMENT PLAN


                                        By: /s/ George R. Schonath
                                           ------------------------------------
                                           George R. Schonath
                                           Trustee